Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)

Galectin Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Rights	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	N/A	Rule 457(o)	(1)	(2)	$200,000,000	0.0001381	$27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$200,000,000		$27,620.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$3,232
	Net Fee Due							$24,388

(1)
Represents securities that may be offered and sold from time to time, separately, together or as units, in one or more offerings by Galectin Therapeutics, Inc. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate maximum offering price of all securities issued under this Registration Statement will not exceed $200,000,000.

(2)
The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Galectin Therapeutics, Inc.	S-3	333-271278	April 14, 2023	—	$3,232	Unallocated (Universal) Shelf	Equity	Unallocated (Universal Shelf)	$64,033,000(3)	—
Fee Offset Sources	Galectin Therapeutics, Inc.	S-3	333-271278	—	April 14, 2023	—	—	—	—		$3,232(3)

(3)
Pursuant Rule 457(p) under the Securities Act, the Registrant hereby offsets $3,232 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Prospectus Supplement to its prior Registration Statement (File No. 333-271278), filed on April 14, 2023 (and declared effective on April 24, 2023) registering common stock, warrants and rights for a maximum aggregate offering price of $100,000,000, of which amount $64,033,000 remains unsold and not allocated to the prospectus supplement filed therewith as of the filing date of this Registration Statement. Upon effectiveness of this registration statement, the prior registration statement, No. 333-271278, will be replaced. Pursuant to Rule 457(p), an amount of $3,232 is hereby used to offset the current registration fee due. As a result, a filing fee of $24,388 is being paid herewith.